EXHIBIT 23(H)(1)(B)

                            ADMINISTRATION AGREEMENT

                             NEW CENTURY PORTFOLIOS

      ADMINISTRATION AGREEMENT made this 1st day of November, 2007 by and between New Century Portfolios, a Massachusetts business trust (the "Trust") and Weston Financial Group, Inc., a Massachusetts corporation (the "Administrator").

                                   BACKGROUND
                                   ----------

      The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and presently offers shares of beneficial interest in separate series (each a "Fund," and collectively, the "Funds"), as listed on SCHEDULE A (as such Schedule may, from time to time, be supplemented or amended). Each Fund has been organized for the purpose of investing its assets in securities and has retained an investment advisor for this purpose. The Trust desires to avail itself of the facilities available to the Administrator with respect to the administration of its day-to-day affairs, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. The Trust, on behalf of each of the Funds, hereby appoints the Administrator to administer the Trust's affairs, subject to the overall supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

      2. (a) Subject to the supervision of the Board of Trustees of the Trust, the Administrator shall administer to the Trust's affairs and, in connection therewith, shall furnish the Trust with office facilities, and shall be responsible for: (i) maintaining the Trust's books and records (other than books and records being maintained by the Trust's custodian, transfer agent, distributor or accounting services agent); (ii) overseeing the Trust's insurance relationships; (iii) preparing for each Fund (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Funds' shareholders and Trustees and reports to and other filings with the U.S. Securities and Exchange Commission and any other governmental agency (the Trust agreeing to supply or to cause to be supplied to the Administrator any necessary financial and other information in connection with the foregoing); (iv) preparing such applications and reports as may be necessary to register or maintain the Trust's registration and/or the registration of the shares of its Funds under the securities or "blue-sky" laws of the various states (the Trust agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders and broker-dealers, if any, which are directed to the Administrator, or, if any such inquiry or communication is more properly to be responded to by the Trust's transfer agent, custodian, distributor, or accounting services agent, overseeing their


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response thereto;  (vi) overseeing all  relationships  between the Trust and its custodian, transfer agent, distributor, accounting services agent and blue sky agent, including the negotiation of agreements in relation thereto and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Administrator's directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through the medium of any such directors,
officers  or  employees  of  the   Administrator.   The  Trust   authorizes  the
Administrator to appoint and contract with other parties to perform certain of the services to be furnished by the Administrator under this Agreement, subject to ratification by the officers of the Trust and any such contract shall be countersigned by the Trust to confirm such ratification. The Trust, on behalf of each Fund, represents that it will cooperate with the Administrator and any other parties retained by the Administrator under this Agreement in the performance of services to be rendered by the Administrator or any other parties retained by the Administrator. The Trust, on behalf of each Fund, further represents that it will indemnify and hold the Administrator harmless from and against any loss, liability and expense, including any legal expenses arising from failure of the Trust to so cooperate with the Administrator and other parties retained by the Administrator to perform services under this Agreement, or arising from any error, omission, inaccuracy or other deficiency in information provided by the Trust, or the failure of the Trust to provide any portion of such or any information needed by the Administrator or any parties retained by the Administrator to perform the services to be rendered under this Agreement.

            (b) In connection with the services rendered by the Administrator under this Agreement, the Administrator will bear all of the following expenses:

                  (i) All expenses incurred by the Administrator in connection with administering the ordinary course of each Fund's business (other than those assumed by each Fund herein); and

                  (ii) The fees of any party with whom the Administrator may contract to perform certain of the services to be furnished by the Administrator under this Agreement.

            (c) The Trust assumes and will pay the expenses described below:

                  (i) The salaries and expenses of all personnel of the Administrator who perform the duties set forth above in Paragraph 2(a);

                  (ii) The fees and expenses of any investment advisor or expenses otherwise incurred by a Fund in connection with the management of the investment and reinvestment of such Fund's assets;

                  (iii) The fees and expenses of the distributor;

                  (iv) The fees and expenses of Trustees who are not affiliated persons of the Administrator, the investment advisor or the distributor;

                  (v) The fees and expenses of the Trust's custodian, which relate to (A) the custodial function and the recordkeeping connected therewith,
(B) the  maintenance of the


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

required accounting records of each Fund not being maintained by the Administrator, (C) the pricing of the shares of each Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Trustees of the Trust, (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of a Fund's securities and (E) all other expenses related to the performance of duties by the custodian for each Fund;

                  (vi) The fees and expenses of the Trust's transfer and dividend disbursing agent, which may be the custodian, which relate to the maintenance of each shareholder account;

                  (vii)  The   charges  and   expenses  of  legal   counsel  and
independent accountants for the Trust;

                  (viii) Brokers' commissions and any issue or transfer taxes chargeable to a Fund in connection with its securities transactions;

                  (ix) All taxes and fees payable by a Fund to federal, state or other governmental agencies;

                  (x) The fees of any trade association of which the Trust may be a member;

                  (xi)  The  cost  of  share  certificates   representing,   and
non-negotiable share deposit receipts evidencing, shares of each Fund, if any;

                  (xii) The fees and expenses involved in registering and maintaining registrations of the Trust, the Funds and each Fund's shares with the Securities and Exchange Commission, registering a Fund as a broker-dealer and qualifying its shares for sale under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

                  (xiii) Allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing prospectuses and reports to shareholders in the amount necessary for distribution to the shareholders; and

                  (xiv)  Litigation  and  indemnification   expenses  and  other
extraordinary expenses not incurred in the ordinary course of the Trust's business.

      3. As full compensation for the services performed and the facilities furnished by the Administrator, the Trust shall pay the Administrator the salaries and expenses of all personnel of the Administrator who perform the duties set forth herein, within ten (10) business days after the last day of each month. Each Fund will bear its pro-rata portion of such expenses based upon the respective net assets of each Fund; except that, should an expense be determined by state or federal law, regulation or otherwise to be attributable solely to a specific Fund, such fee will be paid directly from the assets of that Fund.


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

      4. The Administrator shall not be liable for any error of judgment or mistake of law for any loss suffered by the Trust in connection with the matters to which this Agreement relates, whether incurred by the Administrator or by any other parties retained by the Administrator to perform services under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. The Trust, on behalf of each Fund, agrees to indemnify and hold the Administrator harmless from any and all loss, liability, and expense, including any legal expenses, arising out of the Administrator's performance, or status, or any act or omission of the Administrator, or that of any party retained by the Administrator to perform services under this Agreement, unless such loss, liability, or expense is due to the willful misfeasance, bad faith or gross negligence of the Administrator. The Trust, on behalf of each Fund, further agrees to indemnify and hold any party retained by the Administrator to perform services under this Agreement harmless from any and all loss, liability, and expense, including any legal expenses arising out of such party's performance, or status, or any act or omission of such party, unless such loss, liability or expense is due to the willful misfeasance, bad faith or gross negligence of such party. Any person employed by the Administrator, who may be or become an employee of and paid by any other entity affiliated with the Trust, such as the investment advisor, distributor, or custodian for the Trust, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Administrator's employee or agent.

      5. This  Agreement  shall continue in effect for a period of more than two
(2) years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund, or by the Administrator at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

      6. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

      7. During the term of this Agreement, the Trust agrees to furnish the Administrator at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material provided for distribution to shareholders of the Funds or the public, which refer in any way to the Administrator, prior to use thereof, and not to use such material if the Administrator reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed upon) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Administrator copies of any of the above-mentioned materials which refer in any way to the Administrator. The Trust shall furnish or


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otherwise make available to the Administrator such other information relating to the business affairs of the Trust as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

      8. This Agreement may be amended by mutual written consent.

      9. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      10. The Declaration of Trust dated February 1, 1990, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, provides that the name New Century Portfolios (formerly, Weston Portfolios), means the Trustees from time to time serving (as Trustees but not personally) under the Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        NEW CENTURY PORTFOLIOS


                                        ----------------------------------------
                                        Name:  Wayne M. Grzecki
                                        Title:  President


                                        WESTON FINANCIAL GROUP, INC.


                                        ----------------------------------------
                                        Name:  Joseph Robbat, Jr.
                                        Title:  Vice President


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                                   SCHEDULE A


                          New Century Capital Portfolio
                         New Century Balanced Portfolio
                       New Century Opportunistic Portfolio
                       New Century International Portfolio
                  New Century Alternative Strategies Portfolio


Dated: August 31, 2005, as Amended September 27, 2007


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